UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

EverQuote, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38549	26-3101161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 522-3444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EVER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

EverQuote, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders on June 8, 2023. The following is a summary of the matters voted on at that meeting.

1.

The Company’s stockholders voted to elect David Blundin, Sanju Bansal, Paul Deninger, Jayme Mendal, George Neble, John Shields and Mira Wilczek to the Company’s Board of Directors until the Company’s 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of such directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David Blundin	66,433,820	9,030,450	5,371,996
Sanju Bansal	66,005,796	9,458,474	5,371,996
Paul Deninger	67,006,891	8,457,379	5,371,996
Jayme Mendal	66,986,645	8,477,625	5,371,996
George Neble	67,006,976	8,457,294	5,371,996
John Shields	67,007,462	8,456,808	5,371,996
Mira Wilczek	66,303,550	9,160,720	5,371,996

2.

The Company’s stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining
80,123,968	675,346	36,952

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERQUOTE, INC.

Date: June 13, 2023	By:	/s/ Julia Brncic
Julia Brncic
Secretary and General Counsel